EXHIBIT 99.2

FOR IMMEDIATE RELEASE

COMPRESSCO PARTNERS, L.P.
ANNOUNCES APPOINTMENT OF PAUL D. COOMBS AS DIRECTOR AND
STUART M. BRIGHTMAN AS CHAIRMAN OF THE BOARD OF DIRECTORS

Oklahoma City, Oklahoma (May 8, 2014) - Compressco Partners, L.P. (NASDAQ: GSJK) announced today that Geoffrey M. Hertel has retired as a member of the board of directors of its general partner, Compressco Partners GP Inc. (the General Partner), and will no longer serve as the board’s Chairman, effective May 6, 2014. Also on May 6, 2014, the sole shareholder of the General Partner appointed Stuart M. Brightman, a currently-serving director, as Chairman of the board of directors, and appointed Paul D. Coombs as an independent member of the board of directors to fill the vacancy created by Mr. Hertel’s retirement.

Ronald J. Foster, President and a director of the General Partner, stated, “We are extremely pleased to be adding Paul Coombs to our board of directors. Paul’s many years of service with TETRA Technologies, Inc. and his in-depth knowledge of the oil and gas services industry overall, will be a valuable resource for our board. Paul also currently serves as a director and a member of the audit and corporate governance committees of the board of directors of Balchem Corporation, a developer and manufacturer of specialty performance ingredients and products for the food, pharmaceutical, and medical sterilization industries in the United States and internationally.”

“I would also like to extend our heartfelt thanks to Geoff Hertel for his many years of service to Compressco and TETRA. Compressco Partners exists today in its current form largely due to Geoff’s determination and entrepreneurial vision. His pragmatic management of our board and his tireless efforts as an advocate for the Partnership were sincerely appreciated. On behalf of the board and all of Compressco’s employees, I wish him all the best in his well-earned retirement.”

Compressco Partners is a provider of compression-based production enhancement services, which are used in both conventional wellhead compression applications and unconventional compression applications, and in certain circumstances, well monitoring and sand separation services. Compressco Partners provides services to a broad base of natural gas and oil exploration and production companies operating throughout many of the onshore producing regions of the United States. Internationally, Compressco Partners has significant operations in Mexico and Canada and a growing presence in certain countries in South America, Europe, and the Asia-Pacific region. Compressco Partners is managed by Compressco Partners GP Inc., which is an indirect, wholly owned subsidiary of TETRA Technologies, Inc. (NYSE: TTI).

Forward Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets,” or similar expressions that convey the uncertainty of future events, activities, expectations, or outcomes identify forward-looking statements. These forward-looking statements include statements concerning expected results of operations for 2014, anticipated activities by our customers, financial guidance, estimated distributable cash, estimated earnings, earnings per unit, and statements regarding Compressco Partners' beliefs, expectations, plans, goals, future events, and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by Compressco Partners in light of its experience and its perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of Compressco Partners. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in Compressco Partners' Annual Report on Form 10-K for the year ended December 31, 2013, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the U.S. Securities and

Exchange Commission. Compressco Partners undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Contact:
Compressco Partners, L.P., Oklahoma City, Oklahoma
Ronald J. Foster, 405/677-0221
Fax: 405/619-9244
www.compressco.com

2